EXHIBIT 10.8.31

CONTINUING GUARANTY

[Subsidiaries]

FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to WESTAFF (USA), INC., a California corporation (“Borrower”), by Agent or any Lender under (and as such terms are defined in) the Financing Agreement referred to below, the undersigned, WESTAFF SUPPORT, INC., a California corporation, and MEDIAWORLD INTERNATIONAL, a California corporation (collectively, “Guarantors,” and each, individually, “Guarantor”), each hereby agree as follows:

1.             Guaranty of Obligations.  Each Guarantor unconditionally, absolutely and irrevocably, jointly and severally, guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all present and future Obligations of Borrower to Agent or any Lender or any other Secured Party (collectively, the “Benefited Parties”) under (and as such terms are defined in ) the Financing Agreement dated as of even date herewith, by and among Borrower, WESTAFF, INC., a Delaware corporation and the sole shareholder of Borrower, as Parent Guarantor (“Parent Guarantor”), the Lenders party thereto, and U.S. BANK NATIONAL ASSOCIATION, as Agent (as the same may hereafter from time to time be amended, modified, or restated, the “Financing Agreement”), and each of the other agreements, documents and instruments entered into by Borrower in connection therewith (all such Obligations are hereinafter referred to collectively as the “Liabilities”).  This Continuing Guaranty (this “Guaranty”) is a guaranty of payment and performance when due and not a guaranty of collection.  Capitalized terms used but not defined herein shall have the meaning given to them in the Financing Agreement.

In the event of any default by Borrower in making payment of, or default by Borrower in performance of, any of the Liabilities, each Guarantor agrees on demand by Agent, on behalf of all of the Benefited Parties, to pay and perform all of the Liabilities as are then or thereafter become due and owing to any or all of the Benefited Parties or are to be performed by Borrower under the terms of the Loan Documents.   Each Guarantor further agrees to pay all expenses (including Attorneys’ Fees) paid or incurred by Agent, on behalf of the Benefited Parties, in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Insolvency Laws or any comparable provisions of any applicable state law.

2.             Continuing Nature of Guaranty and Liabilities.  This Guaranty shall be continuing and shall not be discharged, impaired or affected by:

(a)           the insolvency of Borrower or the payment in full of all of the Liabilities at any time or from time to time;

(b)           the power or authority or lack thereof of Borrower to incur the Liabilities;

(c)           the validity or invalidity of any of the Loan Documents or the documents securing the same;

(d)           the existence or non-existence of Borrower as a legal entity;

(e)           any transfer by Borrower of all or any part of any collateral in which Agent has been granted a lien or security interest pursuant to the Loan Documents;

(f)            any statute of limitations affecting the liability of either or both Guarantors under this Guaranty or the Loan Documents or the ability of Agent to enforce this Guaranty or any provision of the Loan Documents; or

(g)           any right of offset, counterclaim or defense of either or both Guarantors, including, without limitation, those which have been waived by such Guarantor(s) pursuant to Paragraph 6(g) hereof.

3.             Insolvency of Borrower or Guarantor(s).  Without limiting the generality of any other provision hereof, each Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or either or both Guarantors or the inability of Borrower or either or both Guarantors to pay its debts as they mature, or an assignment by Borrower or either or both Guarantors for the benefit of creditors, or the institution of any proceeding by or against Borrower or either or both Guarantors alleging that Borrower or either or both Guarantors is insolvent or unable to pay its debts as they mature, each Guarantor will, jointly and severally, pay to Agent forthwith the full amount which would be payable hereunder by such Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

4.             Payment of the Liabilities.  Any amounts received by Agent from whatever source on account of the Liabilities may be applied by Agent toward the payment of such of the Liabilities in the order of application set forth in the Financing Agreement.  Each Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Agent to any of the Liabilities is or must be rescinded or returned by Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Liabilities shall, for the purposes of this Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Agent had not been made.  The guaranty set forth in Section 1 of this Guaranty is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Liabilities whenever arising.

5.             Permitted Actions of Agent.  Agent, on behalf of the Benefited Parties, may from time to time, in its sole discretion and without notice to Guarantors, take any or all of the following actions:

(a)           retain or obtain a security interest in any assets of Borrower or any third party to secure any of the Liabilities or any obligations of either or both Guarantors hereunder;

(b)           retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantors, with respect to any of the Liabilities;

(c)           extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities;

(d)           waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under the Loan Documents;

(e)           release, waive or compromise any obligation of either or both Guarantors hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities;

(f)            release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

(g)           upon the occurrence and at any time or from time to time during the continuance of an Event of Default, demand payment of any of the Liabilities from either or both Guarantors, whether or not Agent shall have exercised any of its rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

6.             Specific Waivers.  Without limiting the generality of any other provision of this Guaranty, each Guarantor hereby expressly waives:

(a)           notice of the acceptance by Agent of this Guaranty;

(b)           notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Liabilities;

(c)           presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by such Guarantor hereunder;

(d)           all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

(e)           any right to direct or affect the manner or timing of Agent’s enforcement of its rights or remedies;

(f)            any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Paragraph 1 hereof or upon the taking of any action by Agent permitted hereunder;

(g)           any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to such Guarantor now or at any time hereafter, including, without limitation, under California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and all successor sections; and

(h)           all other principles or provisions of law, if any, that conflict with the terms of this Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

7.             Irrevocability.  To the extent permitted under applicable law, each Guarantor hereby further waives all rights to revoke this Guaranty at any time, and all rights to revoke any agreement executed by such Guarantor at any time to secure the payment and performance of such Guarantor’s obligations under this Guaranty.

8.             Statutory Waiver of Rights and Defenses Regarding Election of Remedies.  Each Guarantor waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of any applicable law, including without limitation Section 580d of the California Code of Civil Procedure, or otherwise.

9.             Subrogation.  Neither Guarantor will exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, until all of the Obligations have been Paid in Full.  If any amount shall be paid to such Guarantor on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of Agent and shall be forthwith paid to Agent to be credited and applied to the Liabilities, whether matured or unmatured, in such manner as Agent shall determine in its sole discretion.  Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Liabilities, except through the exercise of rights of subrogation pursuant to this Paragraph 9 and through the exercise of rights of contribution pursuant to Paragraph 20.

10.           Remedies.  Each Guarantor agrees that, to the fullest extent permitted by law, as between Guarantors, on the one hand, and Agent and the Benefited Parties, on the other hand, the Liabilities may be declared to be forthwith due and payable as provided in the Financing Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in the Financing Agreement) for purposes of Paragraph 1 of this

Guaranty notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Liabilities from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Liabilities being deemed to have become automatically due and payable), the Liabilities (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantors for purposes of Paragraph 1.  Each Guarantor acknowledges and agrees that its and their obligations hereunder are secured in accordance with the terms of the Security Documents and that Agent and the Benefited Parties may exercise their remedies thereunder in accordance with the terms thereof.

11.           Assignments and Participations with Respect to Benefited Parties’ Rights.  Each Benefited Party may, from time to time, without notice to Guarantors but only in accordance with the terms of the Financing Agreement, assign or transfer any or all of its share of the Liabilities or any interest therein, and/or grant participants in any or all of its share of the Liabilities or any interest therein,  and, notwithstanding any such assignment or transfer or participation with respect to the Liabilities or any subsequent assignment or transfer or participation thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Guaranty.  Each and every immediate and successive assignee or transferee or participant in accordance with the terms of the Financing Agreement with respect to of any portion of the Liabilities or of any interest therein shall, to the extent of such party’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee or participant were Agent.

12.           Indulgences Not Waivers.  No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent, except as expressly set forth in a writing duly signed and delivered by Agent.  No action of Agent permitted hereunder shall in any way affect or impair the rights of Agent or the obligations of Guarantors under this Guaranty.

13.           Financial Condition of Borrower.  Each Guarantor represents and warrants that it is fully aware of the financial condition of Borrower, and each Guarantor delivers this Guaranty based solely upon its own independent investigation of Borrower’s financial condition and in no part upon any representation or statement of Agent or any Lender with respect thereto.  Each Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower’s financial condition as each Guarantor may deem material to his obligations hereunder, and such Guarantor is not relying upon, nor expecting Agent to furnish such Guarantor any information in Agent’s or any Lender’s possession concerning Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

Each Guarantor hereby waives any duty on the part of Agent to disclose to such Guarantor any facts Agent or any other Benefited Party may now or hereafter know about Borrower, regardless of whether Agent has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor.

Each Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of “continuing guaranty” which includes, without limitation, the possibility that Borrower will contract for additional indebtedness for which such Guarantor may be liable hereunder after Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

14.           Representations and Warranties.  Each Guarantor severally represents and warrants to Agent, for the benefit of Agent and each of the other Benefited Parties, as to itself that each of the following statements is accurate and complete as of the date of this Guaranty:

(a)           this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally;

(b)           the execution, delivery and performance of this Guaranty do not (i) violate any provisions of law or any order of any court or other agency of government (each, a “Requirement of Law”), (ii) contravene any provision of any Applicable Agreement to which such Guarantor is a party or by which such Guarantor’s assets are bound (each, a “Contractual Obligation”), or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of such Guarantor, other than liens in favor of Agent and other Permitted Liens;

(c)           all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity, if any, which are required to be obtained in connection with the execution and delivery of this Guaranty or the performance of such Guarantor’s obligations hereunder have been obtained, and each is in full force and effect;

(d)           Such Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by such Guarantor other than those which are being challenged in good faith by appropriate proceedings;

(e)           Such Guarantor is not in violation of any Requirement of Law or Contractual Obligation other than any violation the consequences of which could not have a material adverse effect on such Guarantor’s ability to perform his obligations hereunder (a “Material Adverse Effect”); and

(f)            no action, proceeding, investigation or litigation is pending or, to the knowledge of such Guarantor, overtly threatened in writing against such Guarantor by any person or entity which would reasonably be expected to result in a Material Adverse Effect.

15.           Binding Upon Successors.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Benefited Parties and their respective successors and permitted assigns.

All references herein to Borrower shall be deemed to include its successors and assigns, and all references herein to Guarantor or Guarantors shall be deemed to include Guarantor or Guarantors and their successors and assigns.

In addition and notwithstanding anything to the contrary contained in this Guaranty or in any other agreement, document or instrument between or among any of Agent, the Lenders, Borrower, Guarantors or any third party, the obligations of Guarantors with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Guaranty.

16.           Notices.  All notices required or permitted to be given hereunder shall be given in accordance with the notices procedures set forth in Section 15.7 of the Financing Agreement.

17.           Governing Law; Additional Waivers.  This Guaranty has been delivered and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

EACH GUARANTOR AND AGENT HEREBY

(i)         WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS GUARANTY;

(ii)         IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN SAN FRANCISCO COUNTY, CALIFORNIA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS GUARANTY;

(iii)         IRREVOCABLY WAIVES, TO THE FULLEST EXTENT GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING;

(iv)         agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and

(v)         agrees not to institute any legal action or proceeding against the other party or its directors, officers, employees, agents or property concerning any matter arising out of or relating to this Guaranty in any court other than one located in San Francisco County, California.

Nothing herein shall affect or impair Agent’s right to serve legal process in any manner permitted by law or Agent’s right to bring any action or proceeding against such Guarantor or its property in the courts of any other jurisdiction.  Wherever possible each provision of this Guaranty shall be interpreted as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18.           Judicial Reference.

(a)           Guarantors and Agent prefer that any dispute among them be resolved in litigation subject to a jury trial waiver as set forth in the Transaction Documents (defined below), but the California Supreme Court has held that pre-dispute waivers of the right to a trial by jury not authorized by statute are unenforceable.  This judicial reference provision will be applicable until:  (i) the California Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained in the Transaction Documents is valid or enforceable; or (ii) the California Legislature enacts a statute which becomes law, authorizing pre-dispute jury trial waivers of the type in the Transaction Documents and, as a result, such waivers become enforceable.

(b)           Other than (i) nonjudicial foreclosure of security interests in personal property, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) among either or both Guarantors and Agent arising out of or relating to this Guaranty or any other document, instrument or agreement among either or both Guarantors and Agent (collectively in this Section, the “Transaction Documents”), will be resolved, notwithstanding anything to the contrary contained in the Transaction Documents, by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding.  Except as provided in Paragraph 17 of this Guaranty or as otherwise provided in the Transaction Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where the real property, if any, is located or in a County or District where venue is otherwise appropriate under applicable law (the “Court”).

(c)           The referee shall be a retired Judge or Justice selected by mutual written agreement of the applicable Guarantor(s) and Agent.  If such Guarantor(s) and Agent do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and Guarantors and Agent agree that irreparable harm would result if ex parte relief is not granted.  The referee shall be appointed to sit with all the powers provided by law.  Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(d)           Guarantors and Agent agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e)           The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever.  Unless otherwise ordered based upon good cause shown, neither Guarantors nor Agent shall be entitled to “priority” in conducting discovery, depositions may be taken by Guarantors and Agent upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service.  All disputes relating to discovery which cannot be resolved by Guarantors and Agent shall be submitted to the referee whose decision shall be final and binding.

(f)            Except as expressly set forth in this Guaranty, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript.  The party making such a request shall have the obligation to arrange for and pay the court reporter.  Subject to the referee’s power to award costs to the prevailing party, the applicable Guarantor(s) and Agent will equally share the cost of the referee and the court reporter at trial.

(g)           The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication.  The referee shall issue a decision and pursuant to CCP §644 the referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court.  The final judgment or order or from any appealable decision or order entered by the referee shall be fully appealable as provided by law.  Guarantors and Agent reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h)           If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted) or if a reference procedure is not available to the parties for any reason, any dispute among either or both Guarantors and Agent that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time.

(i)            GUARANTORS AND AGENT RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, GUARANTORS AND AGENT EACH KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREE THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS.

19.           ADVICE OF COUNSEL.  GUARANTORS ACKNOWLEDGE THAT THEY HAVE EITHER OBTAINED THE ADVICE OF COUNSEL OR HAVE HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY.

20.           Contribution.  Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment.  The payment obligations of any Guarantor under this Paragraph 20 shall be subordinate and subject in right of payment to the Liabilities until such time as the Liabilities have been paid in full, and no Guarantor shall exercise any right or remedy under this Paragraph 20 against any other Guarantor until such Liabilities have been paid in full.  For purposes of this Paragraph 20, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Liabilities, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by the other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; and (d) “Guaranteed Obligations” shall mean the Liabilities guaranteed by Guarantors pursuant to Paragraph 1 of this Guaranty.  This Paragraph 20 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under any applicable law against Borrower in respect of any payment of Guaranteed Obligations.

21.           Entire Agreement.  This Guaranty contains the complete understanding of the parties hereto with respect to the subject matter herein.  Each Guarantor acknowledges that it is not relying upon any statements or representations of Agent not contained in this Guaranty and that such statements or representations, if any, are of no force or effect and are fully superseded by this Guaranty.  This Guaranty may only be modified by a writing executed by Guarantors and Agent.

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IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of February 14, 2008.

“Guarantors”

WESTAFF SUPPORT, INC., a California corporation

By:	/s/ Dawn Jaffray
Dawn Jaffray
Senior Vice President and Chief Financial Officer

MEDIAWORLD INTERNATIONAL, a California corporation

By:	/s/ Dawn Jaffray
Dawn Jaffray
Senior Vice President and Chief Financial Officer

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:	/s/ Susan V. Freed
Susan V. Freed
Vice President